AIRCRAFT ASSETS SECURITY AGREEMENT

Loan No: 20008133447	Page 1

NAME & ADDRESS OF DEBTOR/BORROWER: CONTRAIL AVIATION SUPPORT, LLC & CONTRAIL AVIATION LEASING LLC 435 INVESTMENT CT VERONA, WI 53593-8788
NAME & ADDRESS OF SECURED PARTY/ASSIGNEE/LENDER: OLD NATIONAL BANK 619 Madison/Southern WI Coml LPO 23 W Main St Madison, WI 53703
NAME & ADDRESS OF ASSIGNOR/GRANTOR: CONTRAIL AVIATION LEASING LLC 435 INVESTMENT CT VERONA, WI 53593-8788

This Aircraft Assets Security Agreement (“Agreement”) is entered into as of February 3, 2020, by and between CONTRAIL AVIATION LEASING, LLC (Grantor), CONTRAIL AVIATION SUPPORT, LLC (together with Grantor, collectively, “Borrower”); and OLD NATIONAL BANK ("Lender").
WHEREAS, Lender has loaned funds to Borrower for, inter alia, the acquisition by Grantor of the below-identified Aircraft Assets in connection with and pursuant to the Loan Documents (as defined herein), evidencing Borrower’s and Grantor’s obligations to Lender (collectively, the “Indebtedness”); and
WHEREAS, pursuant to the Loan Documents, Grantor has agreed to grant a security interest in the herein-identified Collateral as security for repayment of Borrower’s and Grantor’s Indebtedness and other obligations to Lender.
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

1.
GRANT OF SECURITY INTEREST. Grantor hereby grants to Lender a continuing security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law. As used herein, "Collateral" is defined as:

a.	Two (2) CFM International, Inc. model CFM56-7B22 aircraft engines (rated thrust of 22,000 lb./ft) with serial numbers 888798 and 889795 (the “Engines”), together

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with (i) any and all parts, appliances, components, accessories, accessions, attachments or equipment installed on, appurtenant to, or delivered with or in respect of such Engines, (ii) all parts, spares and substituted components installed on or used with the Engines, (iii) all log books, manuals, inspection reports, registration certificates and other operational records of the Engines, (iv), all rents, accounts, chattel paper, general intangibles, and monies, arising out of or related to rental, lease, operation or other use of any of the property described as any part or all of the Collateral, (v) all monies, claims, accounts and intangible rights of any kind resulting from any sale, insurance payments or other disposition of the Collateral or any part thereof, (vi) all other rights in all the foregoing as defined in the Cape Town Convention on International Interests in Mobile Equipment, including the Aircraft Protocol thereto (“Cape Town Convention”), whether now owned or later acquired.

2.
CROSS-COLLATERALIZATION. In addition to the Promissory Note(s) associated with the Indebtedness relating to the Collateral, this Agreement further secures all obligations, debts and liabilities, plus interest thereon, of Borrower or any one or more of them to Lender, as well as all claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note(s), whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter become otherwise unenforceable.

3.
BORROWER'S WAIVERS. Except as otherwise required under this Agreement or by applicable law, Borrower agrees that Lender need not provide notice to Borrower about any action or inaction of Lender in connection with this Agreement, and waives any defense that may arise due to any action or inaction of Lender, including, without limitation, any failure or delay of Lender to realize upon the Collateral; and Borrower agrees to remain liable upon the Indebtedness regardless of Lender’s action or failure to act under this Agreement.

4.	GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants:

a.
That Grantor is the lawful owner of the Collateral and holds good and marketable title to the Collateral, free and clear of all liens, mortgages, claims, or other rights or interests asserted or which may be asserted at any time by any other person in or relating to the Collateral (collectively, “Encumbrances”) except the lien of this Agreement and any leases disclosed in writing and consented to by Lender (each, a “Lease” and together the “Leases”);

b.
That Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender, has not received from or relied upon any representation by Lender about Borrower or Borrower's creditworthiness, and executes this Agreement at Borrower's request and not at the request of Lender;

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c.	That Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition;

d.
That the Engines are eligible for recording of interests relating thereto with the International Registry established pursuant to the Cape Town Convention and that such recordings are duly recognized in the state of Grantor’s domicile;

e.	That Grantor shall promptly consent or cause its agent to consent to the registration of the International Interest created hereby with the International Registry;

f.	That Grantor is and shall remain registered as a transacting user entity under the procedures of the International Registry with full rights and privileges to access the International Registry;

g.
That the Engines will not be ferried or operated on an unregistered airframe or an airframe registered in a national jurisdiction other than the United States except with the express written consent of Lender;

h.
That Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral other than as permitted herein; provided, and notwithstanding anything to the contrary herein, the Engines may be disassembled in connection with part-out and sale following the time that the Engines are permanently retired from service;

i.
That Grantor shall not grant, pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any Encumbrance or charge, other than the security interest provided for in this Agreement without the prior written consent of Lender, including security interests even if junior in right to the security interests granted under this Agreement;

j.
That Grantor shall promptly pay or cause to be paid when due all statements and charges of airport authorities, mechanics, laborers, materialmen, suppliers and others incurred in connection with the use, operation, storage, maintenance and repair of the Collateral so that no Encumbrance may attach to or be filed against the Collateral, and shall obtain, upon request by Lender, and in form and substance as may then be satisfactory to Lender, appropriate waivers and/or subordinations of any Encumbrances that may affect the Collateral at any time;

k.
That unless waived by Lender all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and immediately delivered to Lender, and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition;

l.	That Grantor shall defend Lender's rights in the Collateral against any claims or demands of all other persons.

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The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated, released or cancelled as provided herein.

5.
WAIVERS. Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Borrower or Grantor, or any other party to the Indebtedness or the Collateral. Lender may do any of the following with respect to any obligation of any Borrower, without first obtaining the consent of Grantor: (A) grant any extension of time for any payment, (B) grant any renewal, (C) permit any modification of payment terms or other terms, or (D) exchange or release any Collateral or other security. No such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

6.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account, and whether held separately or jointly). Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

7.
DURATION. This Agreement shall remain in full force and effect until such time as the Indebtedness secured hereby, including principal, interest, costs, expenses, attorneys’ fees and other fees and charges, shall have been paid in full, together with all additional sums that Lender may pay or advance on Borrower's behalf and interest thereon as provided in this Agreement.

8.
RECORDS. Grantor will keep, or will cause to be kept, accurate and complete logs, manuals, books, and records relating to the Collateral, and will provide Lender with copies of such reports and information relating to the Collateral as Lender may reasonably require from time to time.

9.
PERFECTION OF SECURITY INTEREST. Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. In particular, Grantor will perform, or will cause to be performed, upon Lender's request, each and all of the following:

a.
Record, register and file this Agreement, together with such notices, financing statements or other documents or instruments as Lender may request from time to time to carry out fully the intent of this Agreement, with any applicable governmental agency, either concurrent with the delivery and acceptance of the Collateral or promptly after the execution and delivery of this Agreement.

b.	Furnish to Lender evidence of every such recording, registering, and filing.

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c.	Execute and deliver or perform any and all acts and things which may be reasonably requested by Lender with respect to complying with or remaining subject to the Applicable Laws.

d.
At or prior to the time of the making of the loan, Grantor will cause the International Interest to be validly registered with the International Registry and to be searchable at the International Registry. Grantor, at its own expense, shall cause the registration of the International Interest with the International Registry to remain valid and in effect at all times.

Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interests granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

10.
NOTICES TO LENDER. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in the management or in the members or managers of Grantor; (4) change in Grantor’s authorized signer(s); (5) change in Grantor's principal office address; (6) change in Grantor's state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name or state of organization will take effect until after Lender has received notice.

11.
LOCATION AND INSPECTION OF COLLATERAL. When not in operation, Grantor will keep the Collateral at the Aircraft Inspection & Management, LLC facility at 2481 W Poppy Ave, Tucson, AZ 85705 or cause the lessee of any Engine under the applicable Lease to keep the Collateral at the home airport or base location of such lessee. Except for routine use or a part-out and sale of any of the Collateral under paragraph 4.g. hereof, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral. At any reasonable time, on demand by Lender, Grantor shall cause the Collateral (including the logs, books, manuals, and records concerning the Collateral) to be exhibited to Lender (or persons designated by Lender) for purposes of inspection and copying subject to the provisions of the applicable Lease, if any.

12.	MAINTENANCE, REPAIRS, INSPECTIONS, AND LICENSES. Grantor, at its expense, shall do, or cause to be done, in a timely manner with respect to the Collateral each and all of the following:

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a.	Grantor shall maintain and keep, or cause to be maintained and kept, the Collateral in as good condition and repair as it is on the date of this Agreement, ordinary wear and tear excepted.

b.
Grantor shall maintain and keep, or cause to be maintained and kept, the Engines in good order and repair and in airworthy condition in accordance with the requirements of each of the manufacturers' manuals and mandatory service bulletins and each of the manufacturers' non-mandatory service bulletins which relate to airworthiness.

c.
So long as the Engines are in active service, Grantor shall cause to be performed or timely satisfied, on all parts of the Engines, all applicable mandatory airworthiness directives, aviation regulations (whether general or special), or other requirements maintained or imposed by the FAA, EASA or equivalent national air safety regulatory agency with applicable jurisdiction in the place in which the Engines or the most recent airframe upon which such Engines were installed is registered or from which it is being principally operated (any such applicable government agency, hereinafter, “Airworthiness Regulator”) and all manufacturers' service bulletins relating to airworthiness, the compliance date of which shall occur while this Agreement is in effect.

d.	Grantor shall be responsible for all required inspections of the Engines in accordance with all applicable requirements of any applicable Airworthiness Regulator.

e.	All inspections, maintenance, modifications, repairs, and overhauls of the Engines shall be performed by personnel authorized by the applicable Airworthiness Regulator.

13.
TAXES, ASSESSMENTS AND LIENS. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon the Note, or upon any of the other Loan Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

14.
COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with all laws, ordinances and regulations of any applicable Airworthiness Regulator, national aviation authority or other governmental authorities having jurisdiction concerning the use, operating, maintenance, overhauling or condition of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold

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compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s sole opinion, is not jeopardized. Without limiting the foregoing, Grantor agrees that at no time during the effectiveness of this Agreement shall the Collateral be operated in, located in, or relocated to, any jurisdiction, unless the Cape Town Convention or some comparable treaty, rules and regulations satisfactory to Lender shall be in effect in such jurisdiction and any notices, financing statements, documents, or instruments necessary or required, in the opinion of Lender, to be filed in such jurisdiction shall have been filed and file stamped copies thereof shall have been furnished to Lender. Notwithstanding the foregoing, at no time shall the Collateral be operated in or over any area which may expose Lender to any penalty, fine, sanction or other liability, whether civil or criminal, under any applicable law, rule, treaty, or convention; nor may the Collateral be used in any manner which is or may be declared to be illegal and which may thereby render the Collateral liable to confiscation, seizure, detention or destruction.

15.	INSURANCE.

a.
Grantor shall procure and maintain at all times all risks insurance on the Collateral, including, without limitation, fire, theft, liability and hull insurance, and such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor shall further provide and maintain, at its sole cost and expense (provided, that Grantor may cause such insurance costs to be paid or reimbursed by any permitted lessee), comprehensive public liability insurance, naming both Grantor and Lender as parties insured, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation and condition of the Collateral, and further containing a broad form contractual liability endorsement covering Grantor's obligations to indemnify Lender as provided under this Agreement. Such policies of insurance must also contain a provision, in form and substance acceptable to Lender, prohibiting cancellation or the alteration of such insurance without at least ten (10) days prior written notice to Lender of such intended cancellation or alteration. Such insurance policies also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Grantor agrees to provide Lender with copies of such policies of insurance. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Indebtedness, Grantor will provide Lender with such lender's loss payable or other endorsements as Lender may require. Grantor shall not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained under this Agreement or for any purpose excepted or exempted from or contrary to the insurance policies, nor shall Grantor do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

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b.
Grantor shall promptly notify Lender of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

c.
Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral..

16.
PRIOR ENCUMBRANCES. To the extent applicable, Grantor shall fully and timely perform any and all of Grantor’s obligations under any prior Encumbrances affecting the Collateral. Without limiting the foregoing, Grantor shall not commit or permit to exist any breach of or default under any such prior Encumbrances. Grantor shall further promptly notify Lender in writing upon the occurrence of any event or circumstances that would, or that might, result in a breach of or default under any such prior Encumbrance. Grantor shall further not modify or extend any of the terms of any prior Encumbrance or any Indebtedness secured thereby, or request or obtain any additional loans or other extensions of credit from any third party creditor or creditors whenever such additional loan advances or other extensions of credit may be directly or indirectly secured, whether by cross-collateralization or otherwise, by the Collateral, or any part or parts thereof, with possible preference and priority over the lien of this Agreement.

17.
NOTICE OF ENCUMBRANCES AND EVENTS OF DEFAULT. Grantor shall immediately notify Lender in writing upon the filing of any attachment, lien, judicial process, or claim relating to the Collateral. Grantor additionally agrees to immediately notify Lender in writing upon the occurrence of any Event of Default, or event that with the passage of time, failure to cure, or giving of notice, may result in an Event of Default under any of the Grantor’s obligations that may be secured by any presently existing or future Encumbrance, or that may result in an Encumbrance affecting the Collateral, or should the Collateral be

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seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Lender.

18.
GRANTOR'S RIGHT TO POSSESSION. Until a Default has occurred and is continuing under this Agreement or the Loan Documents, Grantor shall have the right to possession and beneficial use of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Loan Documents. Lender agrees not to disturb or otherwise interfere with the quiet enjoyment by Lessee of the Collateral so long as no default shall have occurred and is continuing under the Lease.

19.
LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor falls to comply with any provision of this Agreement or any Loan Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Loan Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

20.	DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a.	Payment Default. Borrower fails to make any payment within three (3) Business Days after such payment is due under the Indebtedness.

b.
Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

c.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor, or on Borrower's or Grantor’s behalf under this Agreement or the Loan Documents is false or misleading in any material respect when made.

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d.
Death or Insolvency. The dissolution of a Borrower or Grantor (whether voluntary or involuntary), or any other termination of a Borrower's or Grantor’s existence as a going business concern; or any equity holder withdraws from a Borrower or Grantor, dies or its existence is terminated and the applicable Borrower or Grantor does not obtain a substitute equity holder approved by Lender within one hundred twenty (120) days following such withdrawal, death or termination, and Lender's approval shall not be unreasonably withheld; or the insolvency of a Borrower or Grantor, including without limitation, the appointment of a receiver for any part of a Borrower's or Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws (whether voluntary or involuntary).

e.
Defective Collateralization. This Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason, or any Collateral is or becomes subject to any liens other than liens disclosed to and expressly permitted by Lender.

f.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's or Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

g.
Events Affecting Guarantors. Any of the preceding events occurs with respect to any Guarantor (as such Guarantors are identified in the Master Loan Agreement) of the Indebtedness or a Guarantor dies or becomes incompetent or revokes or disputes the validity of or liability under any Guaranty of the Indebtedness. Notwithstanding anything to the contrary herein, or in any of the Loan Documents, the death or incompetency of a Guarantor shall not be an Event of Default if, within one hundred twenty (120) days following such death, the Borrowers provide a substitute guarantor approved by Lender, and Lender’s approval shall not be unreasonably withheld. Notwithstanding anything else in this Agreement or any Loan Document, or in any of the documents related hereto, neither a breach by a Guarantor of any agreement between the Guarantor and Lender, other than a Guaranty Agreement, nor the failure of a Guarantor to comply with or to perform any term, obligation, covenant, or condition contained in any agreement between the Guarantor and Lender, other than a Guaranty Agreement, shall constitute an Event of Default.

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h.	Change in Control of Operations. Joe Kuhn and Miriam Cohen-Kuhn cease to oversee the day to day operations of Borrower or Grantor.

21.
CURE PROVISIONS. If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

22.
RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Wisconsin Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

a.
Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower or Grantor.

b.
Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

c.
Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily In value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

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d.
Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness or as the court may direct. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

e.
Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.

f.
Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time, and the Cape Town Convention, including Articles 8, 9, 10 and 13 of the Convention. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

g.
Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

23.
INDEMNIFICATION OF LENDER. Grantor agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender's attorneys' fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this Agreement. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder.

24.	EFFECTIVE DATE. The effective date of this Agreement shall occur upon the closing of the purchase of the Collateral, no later than fifteen (15) days from the date of this Agreement.

25.	LEASES. Notwithstanding anything in this Agreement, the Note or the Loan Documents to the contrary, the Lender agrees that the Collateral may be leased to one or more lessees

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pursuant to a Lease with Lender’s consent, not unreasonably withheld. Any Lease and the applicable lesee’s rights under such Lease shall constitute a permitted Encumbrance under this Agreement. Any Lease and Grantor's execution, delivery and performance under such such Lease shall not constitute an Event of Default or a default under this Agreement, the Note or the Loan Documents.

26.	MISCELLANEOUS PROVISIONS.

a.
Amendments. This Agreement, together with the Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b.
Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

c.	Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

d.
Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Wisconsin without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Wisconsin.

e.
Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Dane County, State of Wisconsin. For any exercise of remedies pursuant to this Agreement, Grantor further consents to jurisdiction and venue in any court of competent jurisdiction applicable to the place of national registration of Lender’s interest in the Collateral.

f.
Joint and Several Liability. All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each Borrower and Grantor signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not

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necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

g.
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

h.
Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

i.
Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

j.
Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full.

k.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to

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demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

27.
DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the United States Code and Regulations thereunder dealing with or involving Aircraft, commercial instruments relating to such Aircraft, and in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Aircraft Assets Security Agreement, as it may be amended or modified from time to time, together with all exhibits and schedules attached to this Aircraft Asset Security Agreement from time to time.
Aircraft Protocol. The words "Aircraft Protocol" mean the official English language text of the Protocol to the Convention on International lnterests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001.
Applicable Laws. The words "Applicable Laws" mean all applicable laws, rules and regulations of the United States, including without limitation the Cape Town Convention and the Geneva Convention, and states, territories and political subdivisions thereof, of any foreign government or agency thereof, and of any other governmental body.
Borrower. The word "Borrower" means CONTRAIL AVIATION SUPPORT, LLC, and CONTRAIL AVIATION LEASING, LLC, and includes all co-signers and co-makers signing the Note and all their successors and assigns.
Cape Town Convention. The words "Cape Town Convention" mean, collectively, the Aircraft Protocol and the Convention, in each case, as ratified and in effect in any applicable jurisdiction (including any modifications to the official English language text as a result of such ratification).
Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.
Convention. The word "Convention" means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001.
Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".
Encumbrance. The word "Encumbrance" means any and all presently existing or future mortgages, liens, privileges and other contractual and statutory security interests and rights, of

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every nature and kind, whether in admiralty, at law, or in equity, that now and/or in the future may affect the Collateral or any part or parts thereof.
Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.
FAA. The word "FAA" means the United States Federal Aviation Administration, or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.
Geneva Convention. The words "Geneva Convention" mean the Convention on the International Recognition of Rights in Aircraft made at Geneva, Switzerland on June 19, 1948, (effective September 17, 1953), together with the necessary enacting rules and regulations promulgated by any particular signatory country.
Grantor. The word "Grantor" means CONTRAIL AVIATION LEASING LLC.
Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Loan Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Loan Documents.
International Interest. The words "International Interest" mean an "international interest" as defined in the Cape Town Convention.
International Registry. The words "International Registry" mean the ''International Registry" as defined in the Cape Town Convention.
Lender. The word "Lender" means OLD NATIONAL BANK, its successors and assigns.
Loan Documents. The words "Loan Documents" means the Master Loan Agreement effective as of June 24, 2019 between Borrower and Lender, together with executed Amendments and Supplements thereto, all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.
Note. The word "Note" means the Note dated February 3, 2020, and executed by CONTRAIL AVIATION SUPPORT, LLC and CONTRAIL AVIATION LEASING, LLC in the principal amount of $8,500,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.
Registry Procedures. The words "Registry Procedures" mean the official English language text of the International Registry Procedures issued by the Supervisory Authority (as defined in the Convention) pursuant to the Aircraft Protocol.

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BORROWER AND GRANTOR ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AIRCRAFT ASSETS SECURITY AGREEMENT AND BORROWER AND GRANTOR AGREE TO ITS TERMS. THIS AIRCRAFT ASSETS SECURITY AGREEMENT IS DATED February 3, 2020.

CONTRAIL AVIATION SUPPORT, LLC

By: _________________________________

Name: ______________________________

Title: _______________________________

CONTRAIL AVIATION LEASING, LLC

By: Contrail Aviation Support, LLC, its Manager
By: _____________________________
Joseph Kuhn Its: CEO

OLD NATIONAL BANK

By: _________________________________

Name: ______________________________

Title: _______________________________

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